EXHIBIT (99)(E)


                           NANTUCKET INDUSTRIES, INC.
                               105 MADISON AVENUE
                            NEW YORK, NEW YORK 10016



                                                     August 9, 1996


Mr. Ronald Hoffman
104 Kings Walk
Massapequa Park, NY 11762


Dear Ron:

     Reference is made to letter agreement dated July 1, 1994, as amended by letter agreements dated June 12, 1995 and June 30, 1996, respectively (collectively, the "letter agreement") regarding your employment with Nantucket Industries, Inc. This letter will confirm our agreement to further amend such letter agreement by deleting subparagraphs C. and D. of Paragraph 7 and substituting the following subparagraphs C. and D. in place thereof:

                "C. Any person (as such term is used in Sections 3(a)(9) and 13(d)(3) of the Exchange Act) except (I) GUESS?, Inc., Maurice Marciano, Paul Marciano and Armand Marciano and/or any affiliates thereof (collectively the "GUESS? Group"), or (ii) Investors and/or any general or limited partner or any Affiliate (as defined in the Purchase Agreement) thereof (collectively, the Investors Group") becomes (subsequent to the date of this Agreement) the beneficial owner, directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities;"

                "D. Either the GUESS? Group or the Investors Group becomes (subsequent to the date of this Agreement) the beneficial owner, directly or indirectly, of securities of the Company representing thirty-five percent (35%) or more of the combined voting power of the Company's then outstanding securities;"

        In all other respects the letter agreement shall remain unmodified and in full force and effect.

                                                     Ronald Hoffman
                                                     August 9, 1996
                                                     Page 2

        If the foregoing correctly sets forth your understanding of our agreement will you please confirm same by signing amd returning the enclosed copy of this letter to the undersigned. Thank you.


                                                     Very truly yours,

                                                     /s/Stephen M. Samberg
                                                     --------------------------
                                                     Stephen M. Samberg,
                                                     Chairman of the Boad and
                                                     Chief Executive Officer



Agreed:


/s/ Ronald Hoffman
- ---------------------------
Ronald Hoffman